Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 74, National Trust 394 (Insured) and Florida Trust 134:

We consent to the use of our report dated May 6, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

May 6, 2004